UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2026

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway New Albany, Ohio 43054
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (614) 289-5360
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVGI	The NASDAQ Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.
On June 18, 2026, Commercial Vehicle Group, Inc.  (the “Company”) entered into a Capital on Demand™ Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC (“Sales Agent”), as sales agent, pursuant to which the Company may offer and sell, from time to time, through or to the Sales Agent, as agent or principal, shares of the Company’s Common Stock, par value $0.01 per share, having an aggregate offering price of up to $25,000,000 (the “Shares”).
The Company is not obligated to sell any Shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions specified by the Company. Under the Sales Agreement, the Sales Agent may sell Shares in transactions that are deemed to be “at the market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Company will pay the Sales Agent a commission of up to 3.0% of the gross sales price per share sold through it acting as Sales Agent. The Company also will reimburse the Sales Agent for certain specified expenses in connection with entering into the Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time suspend solicitations and offers under the Sales Agreement.
The issuance and sale, if any, of the Shares by the Company under the Sales Agreement will be made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-296502), as amended by that registration statement on Form S-3/A filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 5, 2026, and declared effective as of June 12, 2026. The Company filed a prospectus supplement with the SEC on June 18, 2026 in connection with the offer and sale of the Shares pursuant to the Sales Agreement.
The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The legal opinion of Baker & Hostetler LLP, counsel to the Company, relating to the validity of the issuance and sale of the Shares being offered pursuant to the Sales Agreement, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Sales Agreement nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

1.1	Capital on Demand™ Sales Agreement, dated June 18, 2026, by and between Commercial Vehicle Group, Inc. and JonesTrading Institutional Services LLC.
5.1	Opinion of Baker & Hostetler LLP.
23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.
(Registrant)

By:	/s/ Aneezal H. Mohamed
Aneezal H. Mohamed
Chief Legal Officer

Dated: June 18, 2026